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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)




                                                                           Three-Months Ended
                                                                               October 31,
                                                                             1995      1994
                                                                           --------  --------
                                                                         (Unaudited)
EARNINGS

          Net income . . . . . . . . . . . . . . . . . . . . . . . . .        $757     $517
                                                                              ====     ====
----------------------------------------------------------------------------------------------

SHARES

          Weighted average number of common shares outstanding . . . .       5,654    6,005

          Add: shares of common stock equivalents  . . . . . . . . . .         232       55
                                                                             -----    -----
          Weighted average number of common shares used in
            primary earnings per share calculation . . . . . . . . . .       5,886    6,060

          Add: incremental shares of common stock equivalents  . . . .          30       22
                                                                             -----    -----
          Weighted average number of common shares used in fully
            diluted earnings per share calculation . . . . . . . . . .       5,916    6,082
                                                                             =====    =====
----------------------------------------------------------------------------------------------

PRIMARY EARNINGS PER SHARE

          Net income . . . . . . . . . . . . . . . . . . . . . . . . .       $0.13    $0.09
                                                                             =====    =====
----------------------------------------------------------------------------------------------

FULLY DILUTED EARINGS PER SHARE

          Net income . . . . . . . . . . . . . . . . . . . . . . . . .       $0.13    $0.09
                                                                             =====    =====
----------------------------------------------------------------------------------------------